EXHIBIT 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

News Release

TICKER SYMBOL	MEDIA AND INVESTOR RELATIONS

(NYSE: UFS) (TSX: UFS)	Pascal Bossé Vice-President Corporate Communications and Investor Relations Tel.: 514-848-5938

DOMTAR CONSOLIDATES ITS OWNERSHIP OF THE ATTENDS BRAND WITH AN ACQUISITION IN EUROPE

(All financial information is in Euro, unless otherwise noted.)

•	Purchase price of €180 million including debt
•	World-class manufacturing, research and development and distribution facility in Aneby, Sweden
•	Acquired business has annual run rate sales of €140 million and sales organizations in nine European countries

Montreal, January 26, 2012 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today announced the signing of a definitive agreement for the acquisition of privately-held Attends Healthcare Limited (“Attends Europe”), manufacturer and supplier of adult incontinence care products in Europe, from Rutland Partners for €180 million. The closing of the transaction is expected during the first quarter of 2012, subject to customary closing conditions.

“The acquisition of Attends Europe moves us further along the path we started down last summer and it consolidates our ownership of the Attends brand on both sides of the Atlantic. With this acquisition, we are adding another platform for growth with a well-established business that has the critical mass to drive product development and brand growth with our current North American business,” said John D. Williams, President and Chief Executive Officer of Domtar. “Demand for incontinence care products in Europe is strong, and our intent is to double earnings within the next five years.”

Attends Europe sells and markets a complete line of branded and private-label adult incontinence care products. The company distributes its products in several channels with its own sales organizations in nine European countries. Attends Europe operates a world-class 374,000 square foot (34,000 square meter) manufacturing facility with eight production lines; a research and development center and a distribution center in Aneby, Sweden; it also operates distribution centers in Scotland and Germany. Attends has 413 employees, estimated annual run rate sales and EBITDA of €140 million and €23 million respectively.

James Steele currently Chief Executive Officer of Attends Healthcare Limited will continue in his functions. The acquired business will be integrated in the Personal Care segment of Domtar’s

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financial information filed to the Securities and Exchange Commission. Domtar will use cash on hand to pay for the acquisition and intends to redeem most of Attends Europe’s outstanding debt upon closing of the transaction.

Please refer to the attached fact sheet for further information.

About Domtar

Domtar Corporation (NYSE: UFS) (TSX: UFS) is the largest integrated manufacturer and marketer of uncoated freesheet paper in North America and the second largest in the world based on production capacity, and is also a manufacturer of papergrade, fluff and specialty pulp. The Company designs, manufactures, markets and distributes a wide range of business, commercial printing and publishing as well as converting and specialty papers including recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice® and Domtar EarthChoice® Office Paper, part of a family of environmentally and socially responsible papers. Domtar also produces a complete line of incontinence care products and distributes washcloths marketed primarily under the Attends® brand name. Domtar owns and operates ArivaTM, an extensive network of strategically located paper distribution facilities. The Company employs approximately 8,800 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Q’s. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

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Growing in a growing market

DOMTAR

DOMTAR’S ACQUISITION OF ATTENDS EUROPE

TRANSACTION OVERVIEW

• Estimated run-rate sales of €140 million

• Estimated run-rate EBITDA of €23 million

• Purchase price of €180 million including debt

• Accretive to earnings

• Closing expected during Q1 2012

Products and Markets

• High performance brand in the European market

• Focus on higher growth/higher margin products and markets

• Market leading product platform with outstanding technical performance

• Leading positions within the Nordic, UK, Benelux and Germanic markets

European Network

• World class well invested manufacturing, R&D and distribution facility located in Aneby, Sweden

• 413 employees across the group

• Direct sales organizations in 9 European markets

• Manufacturing facility

Sales office / distribution centre

Strategic Combination

ATTENDS EUROPE

• Strong brand, well positioned in Europe

• High quality Management Team with a clear strategic vision for growth

• Strong technical product performance

• Significant barriers to entry

• Cash generative

DOMTAR

• Consolidates the ownership of the Attends brand

• Sales growth and market expansion opportunities

• Critical mass to drive product development synergies with North American business

• Accretive to earnings

Attends

Healthcare Group (Attends Europe)

SALES BY PRODUCT(1)

PADS

AND PANTS 35% UNDERPADS 21% BRIEFS 19% PROTECTIVE UNDERWEAR 16% OTHER 9%

SALES BY CHANNEL (1)

PRESCRIPTION 51% LONG-TERM & ACUTE CARE 32% RETAIL 17%

SALES BY GEOGRAPHY (3)

GERMANICS 29% NORDICS 28% OTHER(2) 21% UK 16% BENELUX 6%

Note 1: Based on FY11 sales breakdown

Note 2: Includes other Northern European countries Note 3: Based on run rate sale as of December 31, 2011

Forward-Looking Statements

All statements in this fact sheet that are not based on historical fact including those relating to the growth of Attends and its impact on earnings, are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to whether product demand grows as expected, competitive responses by other manufacturers and, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Q’s. Unless specifically required by law, we disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

To find out more about Domtar, its people, its products and operations, go to: www.domtar.com

Media Relations

communications@domtar.com

Investor Relations

ir@domtar.com